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EXHIBIT 10.11



                             SUBSCRIPTION AGREEMENT


Dear Subscriber:

         You, together with other subscribers (each a "Subscriber") hereby agree to purchase, and One Voice Technologies Inc., a Nevada corporation (the "Company"), hereby agrees to issue and to sell to the Subscriber, an unsecured subordinated Convertible Note (the "Note") convertible in accordance with the terms thereof into shares of the Company's $.001 par value common stock (the "Company Shares") and common stock purchase warrants ("Warrants") for the aggregate consideration as set forth on the signature page hereof ("Purchase Price"). The form of Note is annexed hereto as EXHIBIT A. (The Company Shares included in the Securities (as hereinafter defined) are sometimes referred to herein as the "Shares", "Common Shares" or "Common Stock"). (The Notes, the Company Shares, Warrants, and the Common Stock issuable upon exercise of the Warrants are collectively referred to herein as, the "Securities"). Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver the Note and Warrants against payment, by federal funds wire transfer of the Purchase Price.

         The following terms and conditions shall apply to this subscription.

         1. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. The Subscriber hereby represents and warrants to and agrees with the Company that:

                  (a) INFORMATION ON COMPANY. The Subscriber has been furnished with the Company's Form 10-KSB for the year ended December 31, 2001 as filed with the Securities and Exchange Commission (the "Commission") together with all subsequently filed forms 10-QSB, 8-K, and other publicly available filings made with the Commission (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such information in writing is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

                  (b) INFORMATION ON SUBSCRIBER. The Subscriber is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

                  (c) PURCHASE OF NOTE AND WARRANTS. On the Closing Date, the Subscriber will purchase the Note and Warrants for its own account and not with a view to any distribution thereof.

                  (d) COMPLIANCE WITH SECURITIES ACT. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration

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under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

                  (e) COMPANY SHARES LEGEND. The Company Shares, and the shares of common stock issuable upon the exercise of the Warrants, shall bear the following legend, unless same shall have been included in an effective registration statement under the 1933 Act:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ONE VOICE TECHNOLOGIES INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (f) WARRANTS LEGEND. The Warrants shall bear the following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ONE VOICE TECHNOLOGIES INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (g) NOTE LEGEND. The Note shall bear the following legend:

                  "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ONE VOICE TECHNOLOGIES INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (h) COMMUNICATION OF OFFER. The offer to sell the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio

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or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                  (i) CORRECTNESS OF REPRESENTATIONS. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

         2. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with the Subscriber that:

                  (a) DUE INCORPORATION; SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company. The Company has no subsidiaries.

                  (b) OUTSTANDING STOCK. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

                  (c) AUTHORITY; ENFORCEABILITY. This Agreement, the Warrant and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement, Warrant and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

                  (d) ADDITIONAL ISSUANCES. Except as described on Schedule 2(d), there are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described in the Reports or Other Written Information.

                  (e) CONSENTS. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the National Association of Securities Dealers, Inc. ("NASD"), Nasdaq or the Company's Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company's obligations hereunder and under all such other agreements.

                  (f) NO VIOLATION OR CONFLICT. Assuming the representations and warranties of the Subscriber in Paragraph 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                           (i) violate, conflict with, result in a breach of, or
constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the Company; or

                           (ii) result in the creation or imposition of any
lien, charge or encumbrance upon the Securities or any of the assets of the Company, its subsidiaries or any of its affiliates.

                  (g) THE SECURITIES. The Securities upon issuance:

                           (i) are, or will be, free and clear of any security
interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

                           (ii) have been, or will be, duly and validly
authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Note is converted, and the Warrants are exercised, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that the Subscriber complies with the Prospectus delivery requirements);

                           (iii) will not have been issued or sold in violation
of any preemptive or other similar rights of the holders of any securities of the Company; and

                           (iv) will not subject the holders thereof to personal
liability by reason of being such holders.

                  (h) LITIGATION. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the Reports or Other Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined could have a material adverse effect on the Company.

                  (i) REPORTING COMPANY. The Company is a publicly-held company subject to reporting obligations pursuant to Sections 15(d) and 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. The Company's common stock is listed for trading on the OTC Bulletin Board ("Bulletin Board"). Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months.

                  (j) NO MARKET MANIPULATION. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

                  (k) INFORMATION CONCERNING COMPANY. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedule hereto, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

                  (l) DILUTION. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Note and exercise of the Warrants is binding upon the Company and enforceable, except as otherwise described in this Subscription Agreement or the Note, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                  (m) STOP TRANSFER. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of the Securities, except as may be required by federal securities laws.

                  (n) DEFAULTS. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or ByLaws. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

                  (o) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company has not conducted and will not conduct any offer other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

                  (p) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                  (q) LISTING. The Company's common stock is quoted on, and listed for trading on the Bulletin Board. The Company has not received any oral or written notice that its Common Stock will be delisted from the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such listing. The Company satisfies the requirements for the continued listing of the Common Stock on the Bulletin Board.

                  (r) NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since December 31, 2001 and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company's financial condition.

                  (s) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since December 31, 2001, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

                  (t) CAPITALIZATION. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date are set forth in the financial statements included in the Reports. Except as set forth in the Reports and Other Written Information and Schedule 2(t), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

                  (u) NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

                  (v) CORRECTNESS OF REPRESENTATIONS. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

         3. REGULATION D OFFERING. This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as EXHIBIT B. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Note and exercise of the Warrants.

         4. REISSUANCE OF SECURITIES. The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above at such time as (a) the holder thereof is permitted to and disposes of such Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the Securities are registered under the 1933 Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions at the Company's expense necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from the Subscriber and selling broker, if any. Provided the Subscriber provides required certifications and representation letters, if any, if the Company fails to remove any legend as required by this Section 4 (a "Legend Removal Failure"), then beginning on the tenth (10th) day following the date that the Subscriber has requested the removal of the legend and delivered all items reasonably required by the Company to be delivered by the Subscriber, that the Company continues to fail to remove such legend, the Company shall pay to each Subscriber or assignee holding shares, subject to a Legend Removal Failure, as liquidated damages and not a penalty an amount equal to ten percent (10%) of the Purchase Price of the shares subject to a Legend Removal Failure for each 15-day period or part thereof that such failure continues. If during any twelve (12) month period, the Company fails to remove any legend as required by this Section 4 for an aggregate of thirty (30) days, each Subscriber or assignee holding Securities subject to a Legend Removal Failure may, at its option, require the Company to purchase all or any portion of the Securities subject to a Legend Removal Failure held by such Subscriber or assignee at a price per share equal to 130% of the applicable Purchase Price.

         5. WARRANTS.

                  (a) The Company will also issue and deliver on the Closing Date to the Subscriber 29,167 Warrants for each fifty thousand dollars ($50,000) of Purchase Price. A form of Warrant is annexed hereto as EXHIBIT C. The per share "Purchase Price" of Common Stock (as defined in the Warrant) shall be 120% of the closing price of the common stock on the Bulletin Board for the trading day immediately preceding the Closing Date. The Warrants shall be exercisable for three years after the Issue Date (as defined in the Warrant).

                  (b) All the representations, covenants, warranties, undertakings, remedies, liquidated damages, indemnification, rights in Section 9 hereof, and other rights including but not limited to registration rights made or granted to or for the benefit of the Subscriber are hereby also made and granted to the Subscribers in respect of the Warrants and Company Shares issuable upon exercise of the Warrants.

         6. FINDER'S FEE/LEGAL FEE.

                  (a) LEGAL FEE. The Company shall pay to Grushko & Mittman, P.C., counsel to the Subscriber a fee of $14,000 ("Legal Fees") as reimbursement for services rendered to Subscriber in connection with this Agreement and the purchase and sale of the Company Shares and Warrants for the aggregate Purchase Price of $575,000 (the "Offering") and acting as escrow agent for the Offering. The Legal Fees will be payable out of funds held pursuant to a funds escrow agreement ("Escrow Agreement") to be entered into by the Company, Subscriber and Escrow Agent in connection with the Offering.

                  (b) FINDER. The Company on the one hand, and the Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees other than the entities identified on Schedule 6 (each a "Finder") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company agrees that it will pay the Finders a cash fee apportioned among them as described on
Schedule 6 on the Closing Date and Second Closing Date (as defined in Section
11.1 of this Agreement) directly out of the funds held pursuant to the Escrow Agreement or other escrow agreement to be entered into in connection with the Second Closing. The aggregate Finder's Fee payable by the Company in connection with the first Closing is $50,000. The aggregate Finder's Fee payable by the Company in connection with the Second Closing is $20,000.

                  (c) The Company on the one hand, and the Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any other persons claiming brokerage commissions or finder's fees other than the Finder on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company and the Subscriber represent to each other that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in the Subscription Agreement.

         7.1. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Subscriber as follows:

                  (a) STOP ORDERS. The Company will advise the Subscriber, promptly after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  (b) LISTING. The Company shall promptly secure the listing of the Company Shares, and Common Stock issuable upon the exercise of the Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any Notes are outstanding. The Company will maintain the listing of its Common Stock on the Nasdaq SmallCap Market, Nasdaq National Market System, NASD OTC Bulletin Board (or any successor entity or the proposed Bulletin Board Exchange), or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

                  (c) MARKET REGULATION. The Company shall notify the Commission, NASD, the Principal Market and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

                  (d) REPORTING REQUIREMENTS. From the Closing Date and until at least two (2) years after the effectiveness of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1(iv) hereof, the Company will (i) cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of Shares registered pursuant to Section 12(g) of the Exchange Act, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of two (2) years after the actual effective date of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1(iv) hereof. Until the earlier of the resale of the Company Shares by the Subscriber or at least two (2) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing of the Common Stock on the Bulletin Board and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of Bulletin Board.

                  (e) RESERVATION. The Company undertakes to reserve, pro rata on behalf of each holder of a Note or Warrant, from its authorized but unissued common stock, at all times that Notes or Warrants remain outstanding, a number of common shares equal to not less than 150% of the amount of common shares necessary to allow each such holder to be able to convert all such outstanding Notes, and one common share for each common share issuable upon exercise of the Warrants.

                  (f) USE OF PROCEEDS. The Company undertakes to use the proceeds of the Subscriber's funds for the purposes set forth on SCHEDULE 7 hereto. A deviation from the use of proceeds set forth on SCHEDULE 7 of more than 10% per item or more than 20% in the aggregate shall be deemed a material breach of the Company's obligations hereunder. Except as set forth on SCHEDULE 7, the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding redeemable notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date.

                  (g) TAXES. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore. None of the Company's tax returns are presently being audited by any taxing authority.

                  (h) INSURANCE. The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

                  (i) BOOKS AND RECORDS. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                  (j) GOVERNMENTAL AUTHORITIES. The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

                  (k) INTELLECTUAL PROPERTY. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                  (l) PROPERTIES. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

                  (m) CONFIDENTIALITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Subscriber, unless expressly agreed to by such Subscriber or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  (n) BLACKOUT. The Company undertakes and covenants that until the first to occur of (i) the registration statement described in Section 10.1(iv) has been effective for one hundred and eighty (180) business days, (ii) until all the Company Shares have been resold pursuant to said registration statement, or (iii) two years after the later of the Closing Date or final Second Closing Date, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement, causing an already effective registration statement to no longer be effective or current, or require the filing of an amendment to an already effective registration statement.

         7.2. COVENANTS OF THE SUBSCRIBER. The Subscribers to the Offering, each for itself, covenant and agree with the Company that provided no Event of Default (as defined in the Note) has occurred, then until 180 days after the Effective Date (as defined in Section 10.1[iv] of this Agreement), each

Subscriber will not, without prior approval by the Company, sell in open market transactions on any trading day an amount of Company Shares in excess of such Subscriber's Proportionate Share (as set forth on the signature page hereto) of 20% of the reported trading volume of the Company's Common Stock for such trading day. In the event the closing price of the Common Stock is $.30 or higher, then on the subsequent trading day, each Subscriber may sell its Proportionate Share of 25% of the reported traded volume of the Company's Common Stock on such subsequent trading day

         8. COVENANTS OF THE COMPANY AND SUBSCRIBER REGARDING INDEMNIFICATION.

                  (a) The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber, Subscriber's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

                  (b) Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

                  (c) The procedures set forth in Section 10.6 shall apply to the indemnifications set forth in Sections 8(a) and 8(b) above.

         9.1. CONVERSION OF NOTE.

                  (a) Upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Subscriber, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

                  (b) Subscriber will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed to EXHIBIT A hereto) to the Company via confirmed telecopier transmission or otherwise pursuant to
Section 11(a) of this Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will or cause the transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares MUST be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber. A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber, if requested by Subscriber provided an original Note is delivered to the Company. To the extent that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

                  (c) The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 9 hereof, or the Mandatory Redemption Amount described in Section 9.2 hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late issuance of Shares in the form required pursuant to Section 9 hereof upon Conversion of the Note or late payment of the Mandatory Redemption Amount, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Note principal amount being converted or redeemed. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

                  (d) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

         9.2. MANDATORY REDEMPTION AT SUBSCRIBER'S ELECTION. In the event the Company is prohibited from issuing Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement) or for any reason other than pursuant to the limitations set forth in Section 9.3 hereof, then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by the Subscriber or on the Delivery Date (if requested by the Subscriber) at the Subscriber's election, a sum of money determined by (i) multiplying up to the outstanding principal amount of the Note designated by the Subscriber by 130%, or (ii) multiplying the number of Shares otherwise deliverable upon conversion of an amount of Note principal and/or interest designated by the Subscriber (with the date of giving of such designation being a Deemed Conversion Date) at the then Conversion Price that would be in effect on the Deemed Conversion Date by the highest closing price of the Common Stock on the principal market for the period commencing on the Deemed Conversion Date until the day prior to the receipt of the Mandatory Redemption Payment, whichever is greater, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding.

         9.3. MAXIMUM CONVERSION. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99% and aggregate conversion by the Subscriber may exceed 9.99%. The Subscriber may void the conversion limitation described in this
Section 9.3 upon 61 days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

         9.4. INJUNCTION - POSTING OF BOND. In the event a Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

         9.5. BUY-IN. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if ten (10) days after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common

Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In. The delivery date by which Common Stock must be delivered pursuant to this Section 9.5 shall be tolled for the amount of days that the Subscriber does not deliver information reasonably requested by the Company's transfer agent.

         9.6 ADJUSTMENTS. The Conversion Price and amount of Shares issuable upon conversion of the Notes shall be adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders, and dilutive issuances to other parties.

         9.7. REDEMPTION. The Company may not redeem or call the Note without the consent of the holder of the Note.

         10.1. REGISTRATION RIGHTS. The Company hereby grants the following registration rights to holders of the Securities.

                  (i) On one occasion, for a period commencing 91 days after the Closing Date, but not later than three years after the Closing Date ("Request Date"), the Company, upon a written request therefor from any record holder or holders of more than 50% of the aggregate of the Company's Shares issued and issuable upon conversion of the Notes (the Common Stock issued or issuable upon conversion of the Notes and Second Closing Notes or issuable by virtue of ownership of the Notes and Second Closing Notes, and one share of Common Stock for each share issuable upon exercise of the Warrants are collectively the "Registrable Securities"), shall prepare and file with the Commission a registration statement under the 1933 Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement or included for registration in a pending registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 10.1(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 10.1(i) shall be limited to one registration statement.

                  (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 25 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 15 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this
Section 10.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 10.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 10.1(ii) without thereby incurring any liability to the Seller.

                  (iii) If, at the time any written request for registration is received by the Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 10.1(ii) rather than Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1(ii).

                  (iv) The Company shall file with the Commission not later than thirty (30) days after the Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective within ninety
(90) days after the Closing Date, a Form SB-2 registration statement (or such other form that it is eligible to use) in order to register the Registrable Securities for issuance to the Subscriber and distribution under the 1933 Act. The registration statement described in this paragraph must be declared effective by the Commission no later than ninety (90) days after the Closing Date ("Effective Date"). The Company will register a number of shares of Common Stock in the aforedescribed registration statement that is equal to 200% of the number of Company Shares issuable upon conversion of the Notes and Second Notes at the Conversion Price in effect at the Closing Date, or actual filing date of the registration statement or any amendment thereto assuming issuance and conversion of 100% of the Notes and Second Notes (whichever results in the greatest number of Company shares) and one share of common stock for each of the shares issuable upon exercise of the Warrants. Such registration statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary in order to register additional Company Shares to allow the unlegended reissuance of all Common Stock included and issuable by virtue of the Registrable Securities. The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber in proportion to each Subscriber's interest in the Registrable Securities, and not issued, employed or reserved for anyone other than the Subscriber. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this Section 10.1(iv) except as described on
SCHEDULE 10.1.

         10.2. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities ("Sellers") copies of all filings and Commission letters of comment;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the latest of: (i) twelve months after the latest Maturity Date of a Note;
(ii) until six months after all the Company Shares issuable upon conversion of the Notes and Second Notes are eligible for resale pursuant to Rule 144(k) of the 1933 Act; or (iii) until such registration statement has been effective for a period of not less than 365 days, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to the Seller, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Seller reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

                  (d) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller shall reasonably designate, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (f) immediately notify the Seller when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) make available for inspection by the Seller, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

         10.3. PROVISION OF DOCUMENTS. In connection with each registration hereunder, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 10.1(i) or 10.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         10.4. NON-REGISTRATION EVENTS. The Company and the Subscriber agree that the Seller will suffer damages if any registration statement required under
Section 10.1(i) or 10.1(ii) above is not filed within 30 days after written request by the Holder and not declared effective by the Commission within 90 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form SB-2 or such other form described in Section 10.1(iv)], and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement described in Sections 10.1(i) or 10.1(ii) is not filed within 30 days of such written request, or is not declared effective by the Commission on or prior to the date that is 90 days after such request, or (ii) the registration statement on Form SB-2 or such other form described in Section 10.1(iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within ten business days of receipt by the Company of a written or oral communication from the Commission that the registration statement described in Section 10.1(iv) will not be reviewed, or (iii) any registration statement described in Sections 10.1(i), 10.1(ii) or 10.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year or more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i), (ii) and (iii) of this Section 10.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay, at the Subscriber's option, in cash or stock at the applicable Conversion Price, as Liquidated Damages to each holder of any Registrable Securities an amount equal to one percent (1%) for the first thirty days or part thereof and two percent (2%) per thirty days for each thirty days or part thereof thereafter, during the pendency of such Non-Registration Event, of the principal of the Notes issued in the Offering, whether or not converted, owned of record by such holder or issuable as of or subsequent to the occurrence of such Non-Registration Event. Payments to be made pursuant to this
Section 10.4 shall be due and payable within ten (10) business days after demand in immediately available funds. In the event a Mandatory Redemption Payment is demanded from the Company by the Holder pursuant to Section 9.2 of this Subscription Agreement, then the Liquidated Damages described in this Section
10.4 shall no longer accrue on the portion of the Purchase Price underlying the Mandatory Redemption Payment, from and after the date the Holder receives the Mandatory Redemption Payment.

         10.5. EXPENSES. All expenses incurred by the Company in complying with
Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any. The Company will pay all Registration Expenses in connection with the registration statement under Section 10. All Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

         10.6. INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 10, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 10, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 10.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933
Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         11. SECOND CLOSING.

         11.1. SECOND CLOSING SECURITIES. The Subscriber agrees to purchase from the Company and the Company agrees to sell to the Subscriber an additional Note ("Second Closing Note") and collectively with the Common Stock issuable upon conversion of the Second Closing Note - "Second Closing Securities"). The closing date for the purchase of the Second Closing Note shall be the fifth business day after the actual effective date of the Registration Statement described in Section 10.1(iv) ("Second Closing"). The closing date for the Second Closing is referred to as the Second Closing Date. The purchase price and principal amount of the Second Closing Note issuable at the Second Closing shall be equal to the Subscriber's Purchase Price on the Closing Date. The Second Closing Note shall be identical to the Notes except that the Maturity Date (as defined in the Note) shall be two years after the Second Closing Date.

         11.2. CONDITIONS TO SECOND CLOSING. The occurrence of the Second Closing is expressly contingent on (i) the truth and accuracy, on the Effective Date and the Second Closing Date of the representations and warranties of the Company and Subscriber contained in Sections 1 and 2 of this Agreement, and (ii) continued compliance with the covenants of the Company and Subscriber in Section
7.1 and 7.2 of this Agreement. The Second Closing is further expressly contingent on the non-occurrence of any Event of Default (as defined in the

Note) or other default by the Company of its obligations and undertakings contained in this Agreement, and the delivery of Second Closing Note for which the Company Shares issuable upon conversion have been included in the registration statement described in Section 10.1(iv) which must be effective as of each Second Closing Date.

         11.3. SECOND CLOSING DELIVERIES. On the Second Closing Date, the Company will deliver the Second Closing Note to the Escrow Agent and the Subscriber will deliver the Second Closing Purchase Price to the Escrow Agent. The Company will deliver a certificate ("Second Closing Certificate") signed by its chief operating officer and chief financial officer (i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Closing Date, the actual effective date of the Registration Statement and the Second Closing Date, as if such representations and warranties were made and given on each of such dates, (ii) adopting the covenants and conditions set forth in Sections 7, 8, and 9 of this Agreement in relation to the Second Closing Securities, (iii) representing the timely compliance by the Company with the Company's registration requirements set forth in Section 10 of this Agreement, and (iv) certifying that an Event of Default has not occurred. A legal opinion nearly identical to the legal opinion referred to in Section 3 of this Agreement shall be delivered to the Subscriber at the Second Closing in relation to the Company and Second Closing Securities ("Second Closing Legal Opinions"). The legal opinion must state that all of the Registrable Securities have been included for registration in an effective registration statement.

         11.4. SECOND CLOSING FEE. The Finders shall receive from the Company a Finder's Fee in connection with the Second Closing in the same proportion as received in connection with the Closing, and on the same terms and conditions and subject to the limitation set forth in Section 6(b) of this Agreement. The attorney for the Subscribers shall receive a fee of $1,000 for acting as Escrow Agent in connection with the Second Closing.

         11.5. SECOND CLOSING LIMITATION. A Second Closing may not take place in connection with that amount of Second Closing Securities which would be in excess of the sum of (y) the number of shares of Common Stock beneficially owned by a Subscriber on the Second Closing Date, and (z) the number of Company Shares issuable upon the conversion of the Second Closing Note with respect to which the determination of this proviso is being made on a Second Closing Date, which would result in beneficial ownership by the Subscriber of more than 9.99% of the outstanding shares of Common Stock of the Company on the on a Second Closing Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Subscriber may revoke the restriction described in this paragraph upon 61 days prior notice to the Company. The Subscriber shall have the right to determine which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% described above and which shall be allocated to the excess above 9.99%.

         12. MISCELLANEOUS.

                  (a) NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to One Voice Technologies Inc., 6333 Greenwich Drive, Suite 240, San Diego, CA 92122, telecopier number:
(858) 552-4474, with a copy by telecopier only to: Sichenzia, Ross, Friedman & Ference LLP, 1065 Avenue of the Americas, New York, NY 10018, Attn: Gregory Sichenzia, Esq., telecopier number: (212) 930-9725, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

                  (b) CLOSING. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price of the Offering is transmitted by wire transfer or otherwise to the Company (the "Closing Date").

                  (c) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

                  (d) EXECUTION. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile of an executed counterpart will have the same effect as the original executed counterpart.

                  (e) LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                  (f) SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 12(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                  (g) PRESS RELEASE. The Company may issue a press release relating to the transactions contemplated hereby provided that the Subscriber is afforded the opportunity to review and approve such release prior to its issuance.

                  (h) AUTOMATIC TERMINATION. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                             ONE VOICE TECHNOLOGIES INC.
                                             A Nevada Corporation

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                            Dated: November _____, 2002




----------------------------------------- -------------- ------------- ----------------- -------------------------
SUBSCRIBER                                                             SECOND CLOSING    PROPORTIONATE SHARE
                                                                       PURCHASE PRICE
----------------------------------------- -------------- ------------- ----------------- -------------------------
                                          Purchase       Warrants to   $300,000          52.17%
                                          Price of       Purchase
                                          Note:          175,002
                                          $300,000       Common
____________________________________                     Shares
(Signature)
ALPHA CAPITAL AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-423-232-3196
----------------------------------------- -------------- ------------- ----------------- -------------------------


         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                             ONE VOICE TECHNOLOGIES INC.
                                             A Nevada Corporation

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             Dated: November _____, 2002


------------------------------------------------- ------------ ------------- ----------------- -------------------------
SUBSCRIBER                                                                   SECOND CLOSING    PROPORTIONATE SHARE
                                                                             PURCHASE PRICE
------------------------------------------------- ------------ ------------- ----------------- -------------------------
                                                  Purchase     Warrants to   $125,000          21.74%
                                                  Price of     Purchase
                                                  Note:        72,918
                                                  $125,000     Common
______________________________________                         Shares
(Signature) ELLIS ENTERPRISES LTD.
42A Waterloo Road
London, England, NW2, 7UF
Fax: 011-441-014509004
------------------------------------------------- ------------ ------------- ----------------- -------------------------
                                                  Purchase     Warrants to   $150,000          26.09%
                                                  Price of     Purchase
                                                  Note:        87,501
                                                  $150,000     Common
______________________________________                         Shares
(Signature)
BRISTOL INVESTMENT FUND, LTD.
Caledonian House, Jennett Street
Georgetown, Grand Cayman
Cayman Islands
Fax: 323-468-8307
------------------------------------------------- ------------ ------------- ----------------- -------------------------

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------


         Exhibit A                  Form of Note

         Exhibit B                  Form of Legal Opinion

         Exhibit C                  Form of Common Stock Purchase Warrant

         Schedule 2(d)              Additional Issuances

         Schedule 6                 Finders

         Schedule 7                 Use of Proceeds

         Schedule 10.1              Other Securities to be Registered

                                   SCHEDULE 6
                                   ----------


----------------------------------------- ------------------- ------------------
FINDER                                    FIRST CLOSING       SECOND CLOSING
----------------------------------------- ------------------- ------------------
LIBRA FINANCE, S.A. (1)                   $5,217.00           $2,086.00
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
----------------------------------------- ------------------- ------------------
ELLIS ENTERPRISES LTD. (2)                $2,174.00           $870.00
42A Waterloo Road
London, England, NW2, 7UF
Fax: 011-441-014509004
----------------------------------------- ------------------- ------------------
BRISTOL CAPITAL, LLC (3)                  $2,609.00           $1,044.00
6363 Sunset Boulevard, 5th Floor
Hollywood, CA 90028
Fax: 323-468-8307
----------------------------------------- ------------------- ------------------
UNISOURCE, INC. (4)                       $40,000.00          $16,000.00
175 Foxhollow Road
Woodbury, New York 11797
Fax: 516-364-9583
----------------------------------------- ------------------- ------------------
TOTAL                                     $50,000.00          $20,000.00
----------------------------------------- ------------------- ------------------

(1) In relation to investment by Alpha Capital Aktiengesellschaft.

(2) In relation to investment by Ellis Enterprises Ltd.

(3) In relation to investment by Bristol Investment Fund, Ltd.

(4) In relation to investment by all Subscribers.